EX-10.57.09
FHLMC Loan No. 504119192
Village Oaks at Chandler

SECURITY, ASSIGNMENT AND SUBORDINATION AGREEMENT FOR OPERATING LEASE
(Revision Date 01-19-2007)

THIS SECURITY, ASSIGNMENT AND SUBORDINATION AGREEMENT FOR OPERATING LEASE (the “Agreement”) is made effective as of this 25th day of April, 2008, by and among EMERITUS PROPERTIES-NGH, LLC, a limited liability company organized and existing under the laws of Washington whose address is c/o Emeritus Corporation, 3131 Elliott Avenue, Suite 500, Seattle, Washington 98121, as grantor (“Operator”); CAPMARK BANK, an industrial bank organized and existing under the laws of the State of Utah, whose address is 6955 Union Park Center, Suite 330, Midvale, Utah 84047, Attn:  President, as lender (the “Lender”); and FRETUS INVESTORS CHANDLER LLC, a limited liability company organized and existing under the laws of the State of Delaware, whose address is c/o Emeritus Corporation, 3131 Elliott Avenue, Suite 500, Seattle, Washington 98121 (“Borrower”).

RECITALS

A.           Borrower is the owner of a senior housing project known as Village Oaks at Chandler located in Chandler (Maricopa County), Arizona.

B.           Borrower is the maker of a certain Multifamily Note (the "Note") of even date herewith, payable to the order of Lender, in the original principal amount of $6,350,000.00, bearing interest and being payable in accordance with the terms and conditions therein set forth, which Note evidences a loan (the "Loan") made by Lender to provide Borrower with financing for the Mortgaged Property (as defined below).  The Loan is secured by a Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (the "Security Instrument") that creates a first lien on and encumbers the Mortgaged Property.

C.           Borrower has leased the Mortgaged Property to Operator pursuant to a certain lease agreement, dated of even date herewith (the “Operating Lease”), as a result of which Operator will derive substantial benefits from the Loan.

D.           The Note, Security Instrument, this Agreement, and other documents evidencing and securing the Loan are referred to as the “Loan Documents”.

E.           As a condition precedent to Lender’s making the Loan to Borrower, Lender requires that Operator execute this Agreement and other documents from Operator for the benefit of Lender encumbering certain of Operator’s interests in the Collateral Property.

F.           Operator will benefit materially from Lender’s approval of the Operating Lease and from the Loan transaction described hereinabove.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, it is agreed as follows:

ARTICLE 1
DEFINITIONS

As used herein, the following terms shall have the meaning set forth below in this Article.  Any term used in this Agreement and not defined shall have the meaning given to that term in the Security Instrument:

1.
“Accounts” means all of Operator’s inventory, accounts, accounts receivable, contract rights, general intangibles and all proceeds thereof in each case to the extent, but only to the extent, they are used in connection with or arise from the operation of the Collateral Property.

2.
“Awards” means all awards, payments and other compensation made or to be made by any municipal, state or federal authority with respect to the Land, the Improvements, the Fixtures, the Personalty or any other part of the Collateral Property, including any awards or settlements resulting from condemnation proceedings or the total or partial taking of the Land, the Improvements, the Fixtures, the Personalty or any other part of the Collateral Property under the power of eminent domain or otherwise and including any conveyance in lieu thereof.

3.	“Collateral Property” means all property in which a security interest is granted hereunder as further defined below.

4.
“Contracts” means all contracts, options and other agreements for the sale of the Land, the Improvements, the Fixtures, the Personalty or any other part of the Collateral Property entered into by Operator now or in the future, including cash or securities deposited to secure performance by parties of their obligations.

5.
“Controlled Property” means property of every kind and description in which Operator has or may acquire any interest arising with respect to or out of the operation of the Mortgaged Property, now or hereafter at any time in the possession or control of Lender for any reason and all dividends and distributions on or other rights in connection with such property.

6.
“Event of Default” means the occurrence of any event listed in Section 22 of the Security Instrument or a default by Borrower or Operator of any representation, warranty, obligation or covenant under this Agreement or the Operating Lease.

7.
“Fixtures” means all property which is so attached to the Land or the Improvements as to constitute a fixture under applicable law, including: machinery; equipment; engines; boilers; incinerators; installed building materials; systems and equipment for the purpose of supplying or distributing heating, cooling, electricity, gas, water, air, or light; antennas, cable, wiring and conduits used in connection with radio, television, security, fire prevention, or fire detection or otherwise used to carry electronic signals; telephone systems and equipment; elevators and related machinery and equipment; fire detection, prevention and extinguishing systems and apparatus; security and access control systems and apparatus; plumbing systems; water heaters, ranges, stoves, microwave ovens, refrigerators, dishwashers, garbage disposals, washers, dryers and other appliances; light fixtures, awnings, storm windows and storm doors; pictures, screens, blinds, shades, curtains and curtain rods; mirrors; cabinets, paneling, rugs and floor and wall coverings; fences, trees and plants; swimming pools; and exercise equipment.

8.	“Imposition Deposits” shall have the meaning as defined in Section 7(a) of the Security Instrument.

9.	“Impositions” shall have the meaning as defined in Section 7(a) of the Security Instrument.

10.
“Improvements” means the buildings, structures, improvements, and alterations now constructed or at any time in the future constructed or placed upon the land described in Exhibit A attached hereto (the "Land"), including any future replacements and additions (the Land and the Improvements collectively referred to herein as the “Mortgaged Property”).

11.
“Insurance Proceeds” means all proceeds paid or to be paid by any insurer of the Land, the Improvements, the Fixtures, the Personalty or any other part of the Collateral Property (as defined below), whether or not Operator obtained the insurance pursuant to Lender’s requirement.

12.
“Leases” means all present and future leases or agreements for use or occupancy of the Mortgaged Property, including but not limited to the Operating Lease, subleases, licenses, concessions or grants or other possessory interests now or hereafter in force, whether oral or written, covering or affecting the Collateral Property, or any portion of the Collateral Property (including proprietary leases or occupancy agreements if Operator is a cooperative housing corporation), and all modifications, extensions or renewals.  The term "Leases" shall also include any occupancy and admission agreements pertaining to occupants of the Mortgaged Property, including both residential and commercial agreements.

13.	“Names” means all names under or by which any of the above Collateral Property may be operated or known, and all trademarks, trade names, and goodwill relating to any of the Collateral Property.

14.
“Obligations” means the full and punctual payment, when due (whether at stated maturity, upon acceleration or otherwise), of any and all present and future indebtedness, liabilities and obligations of every kind and nature of Borrower to Lender, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, joint or several, both now and hereafter existing, or due or to become due, arising under, out of, as a result of, or in connection with the Note, and the due and punctual performance of all of the other terms and provisions of the Note, this Agreement and other Loan Documents.

15.
“Other Earnings” means all earnings, royalties, accounts receivable, issues and profits from the Land, the Improvements or any other part of the Collateral Property and, if Operator is a cooperative housing corporation, maintenance charges or assessments payable by shareholders or residents.

16.
“Other Rights” means all current and future rights, including air rights, development rights, zoning rights and other similar rights or interests, easements, tenements, rights-of-way, strips and gores of land, streets, alleys, roads, sewer rights, waters, watercourses, and appurtenances related to or benefiting the Land or the Improvements, or both, and all rights-of-way, streets, alleys and roads related to the Mortgaged Property which may have been or may in the future be vacated.

17.
“Payments” means all payments due, or received, from occupants, entrance fees, second party charges added to base rental income, base and/or additional meal sales, commercial operations located on the Mortgaged Property or provided as a service to the occupants of the Mortgaged Property, rental from guest suites, seasonal lease charges, furniture leases, and laundry services/leases, if any, and any and all other services provided to third parties in connection with the Mortgaged Property, if any, and any and all other personal property on the Mortgaged Property, excluding personal property belonging to occupants of the Mortgaged Property (other than property belonging to Operator).

18.
“Permits” means to the extent assignable under applicable law, all permits, licenses and contracts, if any, relating to the operation and authority to operate the Mortgaged Property as a senior housing project.

19.	“Permitted Liens” means the Liens described in Exhibit B attached hereto and made a part hereof.

20.
“Personalty” means all equipment, inventory, general intangibles which are used now or in the future in connection with the ownership, management or operation of the Land or the Improvements or are located on the Land or in the Improvements, including furniture, furnishings, machinery, building materials, appliances, goods, supplies, tools, books, records (whether in written or electronic form), computer equipment (hardware and software) and other tangible personal property (other than Fixtures) which are used now or in the future in connection with the ownership, management or operation of the Land or the Improvements or are located on the Land or in the Improvements, and any operating leases relating to the Land or the Improvements, and any surveys, plans and specifications and contracts for architectural, engineering and construction services relating to the Land or the Improvements and all other intangible property and rights relating to the operation of, or used in connection with, the Land or the Improvements, including all governmental permits relating to any activities on the Land, also including all personal property currently owned or acquired by Operator after the date hereof used in connection with the ownership and operation of the Mortgaged Property as a senior housing project, all kitchen or restaurant supplies, dining room facilities, medical facilities, or related furniture and equipment, and any other equipment, supplies or furniture owned by Operator and  leased to any third party service provider or facility operator under any use, occupancy, or lease agreements, as well as all licenses, permits, certificates, and approvals required for the operation of the Mortgaged Property as a senior housing project, to the extent permitted by applicable law and regulations, including replacements and additions thereto.

21.
“Persons” means an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated association, a limited liability company, government or political subdivision or agency thereof, or any other entity.

22.	“Proceeds” means all proceeds from the conversion, voluntary or involuntary, of any of the other Collateral Property into cash or liquidated claims, and the right to collect such proceeds.

23.
“Refunds” means all refunds or rebates of Impositions with respect to the Collateral Property by any municipal, state or federal authority or insurance premiums (other than refunds applicable to periods before the real property tax year in which the Security Instrument is dated).

24.
“Rents” means all rents (whether from residential or non-residential space), revenues and other income of the Land or the Improvements, including entrance fees, application fees, processing fees, community fees and any other amounts or fees deposited by any resident or tenant, subsidy payments received from any sources (including, but not limited to payments under any housing assistance payments contract), including parking fees, laundry and vending machine income and fees and charges for food, health care and other services provided at the Mortgaged Property, whether now due, past due, or to become due, and deposits forfeited by tenants, together with and including all proceeds from any private insurance for tenants to cover rental charges and charges for services at or in connection with the Mortgaged Property, and the right to Third Party Payments.

25.	“Tenant Security Deposits” means all tenant or occupant security deposits that have not been forfeited by any tenant or occupant under any Lease with respect to the Mortgaged Property.

26.
“Third Party Payments” means all rights to payments from Medicare or Medicaid programs, or similar federal, state or local programs, boards, bureaus or agencies, if any, and rights to payment from residents or private insurers, if any, arising from the operation of the Mortgaged Property as a senior housing project, utility deposits, unearned premiums, accrued, accruing or to accrue under insurance policies now or hereafter obtained by the Operator for the Collateral Property and all proceeds of any conversion of the Collateral Property or any part thereof including, without limitation, proceeds of hazard and title insurance and all awards and compensation for the taking by eminent domain, condemnation or otherwise, of all or any part of the Collateral Property or any easement therein.

ARTICLE 2
UNIFORM COMMERCIAL CODE SECURITY AGREEMENT

2.1 Collateral Property.  As security for the payment, performance and observance of the covenants and agreements of Operator contained in this Agreement and of the Borrower under the Loan Documents, Operator hereby grants to Lender a security interest in all of Operator’s now owned or hereafter acquired or arising right, title and interest in and to the following property (collectively the “Collateral Property”) provided that the Collateral Property is strictly limited in all cases (whether or not so specified below) to the extent, and only to the extent, they are a part of the Mortgaged Property or attached to, used in connection with or arising from the operation of the Mortgaged Property:

a)	Improvements;

b)	Fixtures;

c)	Personalty;

d)	Other Rights;

e)	Insurance Proceeds;

f)	Awards;

g)	Contracts;

h)	Proceeds;

i)	Rents;

j)	Leases;

k)	Other Earnings;

l)	Imposition Deposits;

m)	Refunds;

n)	Tenant Security Deposits;

o)	Names;

p)	Payments;

q)	Permits;

r)	Third Party Payments;

s)	Accounts; and

t)	Products of all the foregoing.

2.2 This Agreement is also a security agreement under the Uniform Commercial Code (the “Code”) for any of the Collateral Property which, under applicable law, may be subjected to a security interest under the Uniform Commercial Code, whether such Collateral Property is owned now or acquired in the future, and all products and cash and non-cash proceeds thereof (collectively, "UCC Collateral"), and Operator hereby grants to Lender a security interest in the UCC Collateral.  Operator hereby authorizes Lender to prepare and file financing statements, continuation statements and financing statement amendments in such form as Lender may require to perfect or continue the perfection of this security interest and Operator agrees, if Lender so requests, to execute and deliver to Lender such financing statements, continuation statements and amendments.  Borrower shall pay all filing costs and all costs and expenses of any record searches for financing statements and/or amendments that Lender may require.  Without the prior written consent of Lender, Operator shall not create or permit to exist any other lien or security interest in any of the UCC Collateral.

2.3 Unless Operator gives Notice to Lender within 30 days after the occurrence of any of the following, and executes and delivers to Lender modifications or supplements of this Agreement (and any financing statement which may be filed in connection with this Agreement) as Lender may require, Operator shall not (i) change its name, identity, structure or jurisdiction of organization; (ii) change the location of its place of business (or chief executive office if more than one place of business); or (iii) add to or change any location at which any of the Collateral Property is stored, held or located.

2.4 If an Event of Default has occurred and is continuing, Lender shall have the remedies of a secured party under the Uniform Commercial Code, in addition to all remedies provided by this Agreement or existing under applicable law.  In exercising any remedies, Lender may exercise its remedies against the UCC Collateral separately or together, and in any order, without in any way affecting the availability of Lender's other remedies.

ARTICLE 3
ASSIGNMENT OF RENTS; APPOINTMENT OF RECEIVER; LENDER IN POSSESSION

3.1 As part of the consideration for the Loan and approval of the Operating Lease, Operator absolutely and unconditionally assigns and transfers to Lender all Rents.  It is the intention of Operator to establish a present, absolute and irrevocable transfer and assignment to Lender of all Rents and to authorize and empower Lender to collect and receive all Rents without the necessity of further action on the part of Operator.  Promptly upon request by Lender, Operator agrees to execute and deliver such further assignments as Lender may from time to time require.  Operator and Lender intend this assignment of Rents to be immediately effective and to constitute an absolute present assignment and not an assignment for additional security only.  For purposes of giving effect to this absolute assignment of Rents, and for no other purpose, Rents shall not be deemed to be a part of the Collateral Property.  However, if this present, absolute and unconditional assignment of Rents is not enforceable by its terms under the laws of the Property Jurisdiction, then the Rents shall be included as a part of the Collateral Property and it is the intention of the Operator that in this circumstance this Agreement create and perfect a lien on Rents in favor of Lender, which lien shall be effective as of the date of this Agreement.

3.2 After the occurrence of an Event of Default, Operator authorizes Lender to collect, sue for and compromise Rents and directs each tenant of the Mortgaged Property to pay all Rents to, or as directed by, Lender.  However, until the occurrence of an Event of Default, Lender hereby grants to Operator a revocable license to collect and receive all Rents, to hold all Rents in trust for the benefit of Lender and to apply all Rents to pay the installments of interest and principal then due and payable under the Note and the other amounts then due and payable under the other Loan Documents, including Imposition Deposits, and to pay the current costs and expenses of managing, operating and maintaining the Mortgaged Property, including utilities, Taxes and insurance premiums (to the extent not included in Imposition Deposits), tenant improvements and other capital expenditures.  So long as no Event of Default has occurred and is continuing, the Rents remaining after application pursuant to the preceding sentence may be retained by Operator free and clear of, and released from, Lender's rights with respect to Rents under this Agreement. From and after the occurrence of an Event of Default, and without the necessity of Lender entering upon and taking and maintaining control of the Mortgaged Property directly, or by a receiver, Operator's license to collect Rents shall automatically terminate and Lender shall without Notice be entitled to all Rents as they become due and payable, including Rents then due and unpaid.  Operator shall pay to Lender upon demand all Rents to which Lender is entitled.  At any time on or after the date of Lender's demand for Rents, (i) Lender may give, and Operator hereby irrevocably authorizes Lender to give, notice to all tenants of the Mortgaged Property instructing them to pay all Rents to Lender, (ii) no tenant shall be obligated to inquire further as to the occurrence or continuance of an Event of Default, and (iii) no tenant shall be obligated to pay to Operator any amounts which are actually paid to Lender in response to such a notice.  Any such notice by Lender shall be delivered to each tenant personally, by mail or by delivering such demand to each rental unit.  Operator shall not interfere with and shall cooperate with Lender's collection of such Rents.

3.3 Operator represents and warrants to Lender that Operator has not executed any prior assignment of Rents (other than an assignment of Rents securing any indebtedness that will be paid off and discharged with the proceeds of the loan evidenced by the Note), that Operator has not performed, and Operator covenants and agrees that it will not perform, any acts and has not executed, and shall not execute, any instrument which would prevent Lender from exercising its rights under this Section, and that at the time of execution of this Agreement there has been no anticipation or prepayment of any Rents for more than two months prior to the due dates of such Rents.  Operator shall not collect or accept payment of any Rents more than two months prior to the due dates of such Rents.

3.4 If an Event of Default has occurred and is continuing, Lender may, regardless of the adequacy of Lender's security or the solvency of Operator and even in the absence of waste, enter upon and take and maintain full control of the Mortgaged Property in order to perform all acts that Lender in its discretion determines to be necessary or desirable for the operation and maintenance of the Mortgaged Property, including the execution, cancellation or modification of Leases, the collection of all Rents, the making of repairs to the Mortgaged Property and the execution or termination of contracts providing for the management, operation or maintenance of the Mortgaged Property, for the purposes of enforcing the assignment of Rents pursuant to Section 3.1 protecting the Mortgaged Property or the security of this Agreement, or for such other purposes as Lender in its discretion may deem necessary or desirable.  Alternatively, if an Event of Default has occurred and is continuing, regardless of the adequacy of Lender's security, without regard to Operator’s solvency and without the necessity of giving prior notice (oral or written) to Operator, Lender may apply to any court having jurisdiction for the appointment of a receiver for the Mortgaged Property to take any or all of the actions set forth in the preceding sentence.  If Lender elects to seek the appointment of a receiver for the Mortgaged Property at any time after an Event of Default has occurred and is continuing, Operator, by its execution of this Agreement, expressly consents to the appointment of such receiver, including the appointment of a receiver ex parte if permitted by applicable law.  Lender or the receiver, as the case may be, shall be entitled to receive a reasonable fee for managing the Mortgaged Property.  Immediately upon appointment of a receiver or immediately upon the Lender's entering upon and taking possession and control of the Mortgaged Property, Operator shall surrender possession of the Mortgaged Property to Lender or the receiver, as the case may be, and shall deliver to Lender or the receiver, as the case may be, all documents, records (including records on electronic or magnetic media), accounts, surveys, plans, and specifications relating to the Mortgaged Property and all security deposits and prepaid Rents.  In the event Lender takes possession and control of the Mortgaged Property, Lender may exclude Operator and its representatives from the Mortgaged Property.  Operator acknowledges and agrees that the exercise by Lender of any of the rights conferred under this Section shall not be construed to make Lender a mortgagee-in-possession of the Mortgaged Property so long as Lender has not itself entered into actual possession of the Land and Improvements.

3.5 If Lender enters the Mortgaged Property, Lender shall be liable to account only to Operator and only for those Rents actually received.  Except to the extent of Lender's gross negligence or willful misconduct, Lender shall not be liable to Operator, anyone claiming under or through Operator or anyone having an interest in the Mortgaged Property, by reason of any act or omission of Lender under Section 3.4, and Operator hereby releases and discharges Lender from any such liability to the fullest extent permitted by law.

3.6 If the Rents are not sufficient to meet the costs of taking control of and managing the Mortgaged Property and collecting the Rents, any funds expended by Lender for such purposes shall become an additional part of the Indebtedness as provided in Section 12 of the Security Instrument.

3.7 Any entering upon and taking of control of the Mortgaged Property by Lender or the receiver, as the case may be, and any application of Rents as provided in this Agreement shall not cure or waive any Event of Default or invalidate any other right or remedy of Lender under applicable law or provided for in this Agreement or in the Security Instrument.

ARTICLE 4
ASSIGNMENT OF LEASES; LEASES AFFECTING THE MORTGAGED PROPERTY

4.1 As part of the consideration for the Loan and approval of the Operating Lease, Operator absolutely and unconditionally assigns and transfers to Lender all of Operator’s right, title and interest in, to and under the Leases, including Operator’s right, power and authority to modify the terms of any such Lease, or extend or terminate any such Lease.   It is the intention of Operator to establish a present, absolute and irrevocable transfer and assignment to Lender of all of Operator‘s right, title and interest in, to and under the Leases.  Operator and Lender intend this assignment of the Leases to be immediately effective and to constitute an absolute present assignment and not an assignment for additional security only.  For purposes of giving effect to this absolute assignment of the Leases, and for no other purpose, the Leases shall not be deemed to be a part of the Mortgaged Property.  However, if this present, absolute and unconditional assignment of the Leases is not enforceable by its terms under the laws of the Property Jurisdiction, then the Leases shall be included as a part of the Mortgaged Property and it is the intention of the Operator that in this circumstance this Agreement create and perfect a lien on the Leases in favor of Lender, which lien shall be effective as of the date of this Agreement.

4.2 Until Lender gives Notice to Operator of Lender's exercise of its rights under this Section, Operator shall have all rights, power and authority granted to Operator under any Lease (except as otherwise limited by this Section or any other provision of this Agreement), including the right, power and authority to modify the terms of any Lease or extend or terminate any Lease.  Upon the occurrence of an Event of Default, the permission given to Operator pursuant to the preceding sentence to exercise all rights, power and authority under Leases shall automatically terminate.  Operator shall comply with and observe Operator’s obligations under all Leases, including Operator’s obligations pertaining to the maintenance and disposition of Tenant Security Deposits.

4.3 Operator acknowledges and agrees that the exercise by Lender, either directly or by a receiver, of any of the rights conferred under this Section shall not be construed to make Lender a mortgagee-in-possession of the Mortgaged Property so long as Lender has not itself entered into actual possession of the Land and the Improvements.  The acceptance by Lender of the assignment of the Leases pursuant to Section 4.1 shall not at any time or in any event obligate Lender to take any action under this Agreement or to expend any money or to incur any expenses.  Except to the extent of Lender's gross negligence or willful misconduct, Lender shall not be liable in any way for any injury or damage to person or property sustained by any person or persons, firm or corporation in or about the Mortgaged Property.  Prior to Lender's actual entry into and taking possession of the Mortgaged Property, Lender shall not (i) be obligated to perform any of the terms, covenants and conditions contained in any Lease (or otherwise have any obligation with respect to any Lease); (ii) be obligated to appear in or defend any action or proceeding relating to the Lease or the Mortgaged Property; or (iii) be responsible for the operation, control, care, management or repair of the Mortgaged Property or any portion of the Mortgaged Property.  The execution of this Agreement by Operator shall constitute conclusive evidence that all responsibility for the operation, control, care, management and repair of the Mortgaged Property is and shall be that of Operator, prior to such actual entry and taking of possession.

4.4 Upon delivery of Notice by Lender to Operator of Lender's exercise of Lender's rights under this Section at any time after the occurrence of an Event of Default, and without the necessity of Lender entering upon and taking and maintaining control of the Mortgaged Property directly, by a receiver, or by any other manner or proceeding permitted by the laws of the Property Jurisdiction, Lender immediately shall have all rights, powers and authority granted to Operator under any Lease, including the right, power and authority to modify the terms of any such Lease, or extend or terminate any such Lease.

4.5 Operator shall, promptly upon Lender's request, deliver to Lender an executed copy of each residential Lease then in effect.  All Leases for residential dwelling units shall be on forms approved by Lender and shall not include options to purchase.

4.6 Operator shall not lease any portion of the Mortgaged Property for non-residential use except with the prior written consent of Lender and Lender's prior written approval of the Lease agreement.  Operator shall not modify the terms of, or extend or terminate, any Lease for non-residential use (including any Lease in existence on the date of this Agreement) without the prior written consent of Lender.  However, Lender's consent shall not be required for the modification or extension of a non-residential Lease if such modification or extension is on terms at least as favorable to Operator as those customary at that time in the applicable market and the income from the extended or modified Lease will not be less than the income received from the Lease as of the date of this Agreement.  Operator shall, without request by Lender, deliver an executed copy of each non-residential Lease to Lender promptly after such Lease is signed.  All non-residential Leases, including renewals or extensions of existing Leases, shall specifically provide that (i) such Leases are subordinate to the lien of this Agreement; (ii) the tenant shall attorn to Lender and any purchaser at a foreclosure sale, such attornment to be self-executing and effective upon acquisition of title to the Mortgaged Property by any purchaser at a foreclosure sale or by Lender in any manner; (iii) the tenant agrees to execute such further evidences of attornment as Lender or any purchaser at a foreclosure sale may from time to time request; (iv) the Lease shall not be terminated by foreclosure or any other transfer of the Mortgaged Property; (v) after a foreclosure sale of the Mortgaged Property, Lender or any other purchaser at such foreclosure sale may, at Lender's or such purchaser's option, accept or terminate such Lease; and (vi) the tenant shall, upon receipt after the occurrence of an Event of Default of a written request from Lender, pay all Rents payable under the Lease to Lender.

4.7 Operator shall not receive or accept Rent under any Lease (whether residential or non-residential) for more than two months in advance.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF OPERATOR

Operator represents, warrants and agrees to the following:

5.1 Title to Collateral Property. The Operator has good and marketable title to all of the Collateral Property and none of the Collateral Property is subject to any Lien except for Permitted Liens and the security interest created pursuant to this Agreement.

5.2 Bankruptcy.  During the term of this Agreement, Operator will not commence, or join with any other creditor in commencing any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings with respect to Borrower, without Lender’s prior written consent, and Operator has not filed and is not subject to any filing for bankruptcy or reorganization under any applicable bankruptcy or insolvency laws.

ARTICLE 6
COVENANTS OF THE OPERATOR

6.1 Operator shall (1) not commit waste or permit impairment or deterioration of the Collateral Property, (2) not abandon the Collateral Property, (3) restore or repair or cause to be restored or repaired promptly, in a good and workmanlike manner, any damaged part of the Collateral Property to the equivalent of its original condition, or such other condition as Lender may approve in writing, whether or not Insurance Proceeds or condemnation awards are available to cover any costs of such restoration or repair, (4) keep or caused to be kept the Collateral Property in good repair, including the replacement of Personalty and Fixtures with items of equal or better function and quality, and (5)  give notice to Lender of and, unless otherwise directed in writing by Lender, shall appear in and defend any action or proceeding purporting to affect the Collateral Property, Lender's security or Lender's rights under this Agreement.  Operator shall not (and shall not permit any tenant or other person to) remove, demolish or alter, other than in a commercially reasonable manner or in the ordinary course of business, the Collateral Property or any part of the Collateral Property except in connection with the replacement of tangible Personalty.

6.2 All expenses of protecting, storing, warehousing, insuring, handling and shipping of the Collateral Property, all costs of keeping the Collateral Property free of any Liens prohibited by this Agreement and of removing the same if they should arise, and any and all excise, property, sales and use taxes imposed by any state, federal or local authority on any of the Collateral Property or in respect of the sale thereof, shall be borne and paid by Operator and if Operator fails to promptly pay any thereof when due, Lender may, at its option, but shall not be required to, pay the same whereupon the same shall constitute Obligations and shall be secured by the security interest granted hereunder.

6.3 Unless Operator gives notice to Lender within 30 days after the occurrence of any of the following, and executes and delivers to Lender modifications or supplements of this Agreement (and any financing statement which may be filed in connection with this Agreement) as Lender may require, Operator shall not (i) change its name, identity, structure or jurisdiction of organization; (ii) change the location of its place of business (or chief executive office if more than one place of business); or (iii) add to or change any location at which any of the Collateral Property is stored, held or located.

6.4 Operator will not use the Collateral Property, or knowingly permit the Collateral Property to be used, for any unlawful purpose or in violation of any federal, state or municipal law.

6.5 Immediately upon Operator becoming aware of the existence of any Event of Default under the Operating Lease, this Agreement or any other Loan Document, Operator will give notice to Lender that such Event of Default exists, stating the nature thereof, the period of existence thereof, and what action Operator proposes to take with respect thereto.

6.6 Operator will execute, from time to time, such financing statements, assignments, and other documents covering the Collateral Property as Lender may request in order to create, evidence, perfect, maintain or continue its security interest in the Collateral Property (including any additional Collateral Property acquired by the Operator after the date hereof) and will notify Lender promptly upon acquiring any additional Collateral Property.

6.7 The Operator appoints Lender, or any other person, whom Lender may from time to time designate, as Operator’s attorney with power, after the occurrence and during the continuance of an Event of Default, to endorse Operator’s name on any checks, notes, acceptances, drafts, or other forms of payment or security that may come into Lender’s possession, to sign Operator’s name on any invoice or bill of lading relating to any Collateral Property, on drafts against customers, on schedules and confirmatory assignments of Collateral Property, on notices of assignment, financing statements under the Code and other public records, on verifications of Collateral Property and on notices to customers, to notify the post office authorities to change the address for delivery of Operator’s mail to an address designated by Lender, to receive and open all mail addressed to Operator, to send requests for verification of Collateral Property to customers and to do all things necessary to carry out this Agreement in each case to the extent, but only to the extent, such actions relate to the Collateral Property. The Operator ratifies and approves all acts of the attorney taken within the scope of the authority granted. Neither Lender nor the attorney will be liable for any acts of commission or omission nor for any error in judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable so long as any Indebtedness remains unpaid.  The Operator waives presentment and protest of all instruments and notice thereof, notice of default and dishonor and all other notices to which Operator may otherwise be entitled.

ARTICLE 7
COLLECTIONS

7.1 Except as otherwise provided in this Article, the Operator shall continue to collect at its own expense, all amounts due or to become due to the Operator with respect to the Collateral Property.  In connection with such collections, the Operator may take (and, at the Lender’s direction, shall take) such action as the Operator or the Lender may deem necessary or advisable to enforce collection of any Awards, Proceeds, Rents, Other Earnings, Refunds, Payments, Third Party Payments or Accounts; provided, however, that the Lender shall have the right, at any time upon the occurrence of an Event of Default to notify the debtors and/or payors of any Awards, Proceeds, Rents, Other Earnings, Refunds, Payments, Third Party Payments or Accounts of the assignment of such amounts to the Lender and to direct such debtors and/or payors to make payment of all amounts due or to become due to the Operator thereunder directly to the Lender. Upon such notification and at the expense of Operator, the Lender shall have the right to enforce collection of such Awards, Proceeds, Rents, Other Earnings, Refunds, Payments, Third Party Payments or Accounts and to adjust, settle, or compromise the amount or payment thereof in the same manner and to the same extent as the Operator might have done. The Lender shall apply all collections hereunder in accordance with Section 9.6.

7.2 Upon an Event of Default and during the continuation thereof, the Operator shall deposit into a collection account (the “Collection Account”) maintained with the Lender or Loan Servicer immediately upon receipt all payments and receipts of other Collateral Property in the original form such payments are received, except for endorsement where necessary. The Lender is hereby authorized and directed to apply all such collected funds to the payment of the Indebtedness in the manner and in the priority determined by the Lender in the exercise of their sole discretion.  Upon an Event of Default, such funds shall be applied in accordance with Section 9.6.

ARTICLE 8
ASSIGNMENT

8.1 If Lender gives notice to Operator that Lender is exercising its rights under this Agreement, Operator shall continue, at Lender's direction (but on behalf of and as agent for the Borrower) to perform the management and other services provided by Operator under the Operating Lease in accordance with the Operating Lease. Any rent payments or fees due to Borrower or Operator which become due and payable after the date Lender gives Operator notice under this Section shall continue to be paid in accordance with the terms of the Operating Lease, subject to the terms of Section 8.4(a), notwithstanding any contrary direction from Borrower.  However, Lender neither assumes nor has any obligation to the Operator to exercise its rights under this Agreement or to declare a default under the Loan Documents.  If Lender exercises its rights under this Section, Lender shall have no obligation to pay for services performed by Operator before Lender gave it notice under this Section.

8.2 Upon notice from Lender or its successors or assigns holding title to the Mortgaged Property (the "New Owner"), Operator shall recognize Lender or the New Owner as the owner of the Mortgaged Property for purposes of the Operating Lease and the Operating Lease shall continue in full force and effect as a direct Operating Lease between Operator and Lender or New Owner, subject to the following terms and conditions:

(a)	Neither Lender nor the New Owner shall be:

(i) liable for any act or omission of Borrower or any previous owner of the Mortgaged Property;

(ii)	subject to any offset or counterclaim or setoff which Operator might be entitled to assert against Borrower or any previous owner of the Mortgaged Property;

(iii) bound by any payment made by Operator to Borrower or any previous owner of the Mortgaged Property for more than one (1) month in advance of the date such payment or payments are due;
(iv) bound by any modification or amendment of the Operating Lease made without the prior written consent of Lender or New Owner;
(v) bound by any of Borrower's obligations under the Operating Lease which were to be performed before Lender gave the Operator the above notice under this Section;
(vi) bound by any obligation of Borrower or any previous owner of the Mortgaged Property to maintain, repair or rebuild the Mortgaged Property under the Operating Lease; or
(vii) bound by any obligation to indemnify Operator under the Operating Lease.

8.3 Operator agrees as follows:

(a)
After notice from Lender to Operator, Operator will pay to Lender, or to such person, entity or firm designated by Lender, all income and other moneys due and to become due Borrower under the Operating Lease, until further notice from Lender.

(b)	After the date of this Agreement, no amendment or modification of the Operating Lease shall be valid as against Lender unless Lender has approved such amendment or modification in writing.

(c)
The Operator shall not terminate the Operating Lease or cease to perform the services contracted for under the Operating Lease for any reason, including but not limited to Borrower's failure to make any payments to the Operator, without giving Lender thirty (30) days' prior notice of such intention, in order that Lender may cure the Borrower's default and/or exercise its rights under this Agreement.

(d)
Upon the occurrence of an Event of Default under the Loan Documents, Operator may be removed and the Operating Lease terminated by Lender, without payment of any cancellation or termination fee, penalty or other liability, at any time upon notice to the Operator of such Event of Default and termination.

8.4 Subordination of Operating Lease.

(a)
Operator hereby subordinates all contractual and statutory liens and security interests (whether choate or inchoate) which Operator may be (or may become) entitled to assert against the Mortgaged Property to all of the assignments, liens, and security interests securing the Loan contemplated by the Loan Documents (including any future amendments), and Operator fully and completely waives any and all rights that Operator may have, now or in the future (and to the extent permitted by law, the rights that Operator's suppliers, and laborers may have now or in the future), to claim, directly or indirectly, a priority of lien or security interest, in whole or in part, against or in the Mortgaged Property over any assignments, liens, and security interests that Lender may claim against the Mortgaged Property under the Loan Documents (including any future amendments). This subordination shall be self-operative and no further instrument of subordination shall be required.  However, in further confirmation of such subordination, Operator and Borrower shall, promptly upon the request of Lender execute, acknowledge and deliver to Lender such instruments as Lender reasonably requires.

(b)
Operator hereby agrees that (i) any fees payable to Operator by Borrower pursuant to the Operating Lease are and shall be subordinated in right of payment, to the prior payment in full of the Indebtedness, and (ii) the Operating Lease is and shall be subject and subordinate in all respects to the liens, terms, covenants and conditions of the Security Instrument and the other Loan Documents and to all advances heretofore made or which may hereafter be made pursuant to the Security Instrument (including all sums advanced for the purposes of (x) protecting or further securing the lien of the Security Instrument, curing defaults by Borrower under the Security Instrument or for any other purposes expressly permitted by the Security Instrument, or (y) constructing, renovating, repairing, furnishing, fixturing or equipping the Mortgaged Property).

ARTICLE 9
RIGHTS AND REMEDIES ON DEFAULT

Upon the occurrence of an Event of Default, and at any time thereafter until such Event of Default is cured to the satisfaction of Lender, and in addition to the rights granted to Lender under Article 6 hereof or under any other Loan Document, Collateral Agreement or other instrument evidencing, securing or otherwise relating to any of the Indebtedness, Lender may exercise any one or more of the following rights and remedies:

9.1 Declare any and all Indebtedness to be immediately due and payable, and the same shall thereupon become immediately due and payable without further notice or demand.

9.2 In the name of Operator or otherwise, demand, collect, receive and receipt for, compound, compromise, settle and give acquittance for and prosecute and discontinue any suits or proceedings in respect of any or all of the Collateral Property.

9.3 Take any action that Lender may deem necessary or desirable in order to realize on the Collateral Property, including, without limitation, the power to perform any contract, to endorse in the name of Operator any checks, drafts, notes, or other instruments or documents received in payment of or on account of the Collateral Property.

9.4 Enter upon and into and take possession of all or such part or parts of the Collateral Property as may be necessary or appropriate in the judgment of Lender, to permit or enable Lender to store, lease, sell or otherwise dispose of or collect all or any part of the Collateral Property, and use and operate said property for such purposes and for such length of time as Lender may deem necessary or appropriate for said purposes without the payment of any compensation to Operator therefor. Operator shall provide Lender with all information and assistance requested by Lender to facilitate the storage, leasing, sale or other disposition or collection of the Collateral Property after an Event of Default.

9.5 Exercise any and all other rights and remedies available to Lender by law, in equity or by agreement, including rights and remedies under the law of the Property Jurisdiction or any other applicable law as they relate to the Collateral Property and including all remedies available to Lender under Article 9 of the Uniform Commercial Code of the Property Jurisdiction, and, in connection therewith, Lender may require Operator to assemble the Collateral Property and make it available to Lender at a place to be designated by Lender, and any notice (as hereinafter defined) of intended disposition of any of the Collateral Property required by law shall be deemed reasonable if such notice is mailed or delivered to Operator pursuant to this Agreement at least ten (10) days before the date of such disposition. The Lender may sell or otherwise dispose of any or all of the Collateral Property in a single unit or in multiple units and the Lender may be the purchaser at such sale or other disposition.

9.6 All proceeds of sale or disposition of the Collateral Property shall be applied toward the Indebtedness of Borrower in such manner and order as the Lender may elect.

ARTICLE 10
MISCELLANEOUS

10.1 No Liability on Collateral. It is understood that Lender does not in any way assume any of the Operator’s obligations under any of the Collateral Property, this Agreement or any guaranty executed in connection with the Loan.

10.2 No Waiver. Lender shall not be deemed to have waived any of its rights hereunder or under the Note, the Security Instrument or any other Loan Document or Collateral Agreement signed by Operator unless such waiver is in writing and signed by Lender.  No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

10.3 Remedies Cumulative. All rights and remedies of Lender shall be cumulative and may be exercised singularly or concurrently, at its option, and the exercise or enforcement of any one such right or remedy shall not bar or be a condition to the exercise or enforcement of any other.

10.4 Governing Law; Consent to Jurisdiction and Venue.

(a)
This Agreement, and any other Loan Document which does not itself expressly identify the law that is to apply to it, shall be governed by the laws of the jurisdiction in which the Land is located (the "Property Jurisdiction").

(b)
Operator agrees that any controversy arising under or in relation to, this Agreement, or any other Loan Document shall be litigated exclusively in the Property Jurisdiction. The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have exclusive jurisdiction over all controversies that shall arise under or in relation to this Agreement, any security for the Indebtedness, or any other Loan Document. Operator irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.

10.5 Successors and Assigns. This Agreement shall bind, and the rights granted by this Agreement shall inure to, the respective successors and assigns of Lender, Borrower and Operator.

10.6 Recitals. The above Recitals are true and correct as of the date hereof and constitute a part of this Agreement.

10.7 Copy of Agreement as Financing Statement. The Lender may prepare and file financing statements with respect to the Collateral Property and may file a copy or photostatic copy or other reproduction of this Agreement as a financing statement.

10.8 Notice.

(a)
All notices, demands and other communications ("notice") under or concerning this Agreement shall be in writing.  Each notice shall be addressed to the intended recipient at its address set forth below, and shall be deemed given on the earliest to occur of (1) the date when the notice is received by the addressee; (2) the first Business Day after the notice is delivered to a recognized overnight courier service, with arrangements made for payment of charges for next Business Day delivery; or (3) the third Business Day after the notice is deposited in the United States mail with postage prepaid, certified mail, return receipt requested.  As used in this Section, the term "Business Day" means any day other than a Saturday, a Sunday or any other day on which Lender is not open for business.

(b)
Any party to this Agreement may change the address to which notices intended for it are to be directed by means of notice given to the other party in accordance with this Section.  Each party agrees that it will not refuse or reject delivery of any notice given in accordance with this Section, that it will acknowledge, in writing, the receipt of any notice upon request by the other party and that any notice rejected or refused by it shall be deemed for purposes of this Section to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service or the courier service.

(c)	Any notice under this Agreement shall be sent to the parties hereto as follows:

To Lender:

6955 Union Park Center, Suite 330
Midvale, Utah 84047
Attention:  President

To Operator:

c/o Emeritus Corporation
3131 Elliott Avenue, Suite 500
Seattle, Washington 98121
Attention:  Eric Mendelsohn

To Borrower:

c/o Emeritus Corporation
3131 Elliott Avenue, Suite 500
Seattle, Washington 98121
Attention:  Eric Mendelsohn

10.9 Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same agreement.

10.10 Further Assurances.  Operator and Borrower each will, at Borrower's expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action that may be reasonably necessary or desirable, or that Lender may reasonably request, in order to protect any right or interest granted hereby or to enable Lender to exercise and enforce its rights and remedies hereunder.

10.11 THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS.  THERE ARE NO UNWRITTEN OR ORAL AGREEMENTS BETWEEN THE PARTIES.

ATTACHED EXHIBITS.  The following Exhibits are attached to this Agreement (check as applicable):

|X|           Exhibit A                                Description of Land

| |           Exhibit B                                Permitted Liens

| |           Exhibit C                                Modifications to Agreement

IN WITNESS WHEREOF, the Operator, Borrower and Lender have caused the execution of this Agreement by its duly authorized representatives as of the date and year first above written

[SIGNATURES ON FOLLOWING PAGE]

OPERATOR:

EMERITUS PROPERTIES-NGH, LLC, a Washington limited liability company

By:	Emeritus Corporation, a Washington corporation, its member

By:  /s/  Eric Mendelsohn
Eric Mendelsohn
Senior Vice President Corporate Development

STATE OF _Washington_________________

CITY/COUNTY OF _King______, to-wit:

The foregoing instrument was acknowledged before me in the above-stated jurisdiction this 18th_ day of __April___, 2008 by Eric Mendelsohn who is Senior Vice President Corporate Development of Emeritus Corporation, a Washington corporation, member of Emeritus Properties-NGH, LLC, a Washington limited liability company, for and on behalf of the limited liability company.

/s/ Lloyd A. Chee
Notary Public

My commission expires:  5-9-11

BORROWER:

FRETUS INVESTORS CHANDLER LLC, a Delaware limited liability company

By:	FRETUS Investors LLC, a Washington limited liability company, its manager

By:	Emeritus Corporation, a Washington corporation, its administrative member

By:  /s/  Eric Mendelsohn
Eric Mendelsohn
Senior Vice President Corporate Development

STATE OF _Washington_______

CITY/COUNTY OF __King______, to-wit:

The foregoing instrument was acknowledged before me in the above-stated jurisdiction this _18th_ day of _April___, 2008 by Eric Mendelsohn who is Senior Vice President Corporate Development of Emeritus Corporation, a Washington corporation, administrative member of FRETUS Investors LLC, a Washington limited liability company, manager of FRETUS Investors Chandler LLC, a Delaware limited liability company, for and on behalf of the limited liability company.

  /s/  Lloyd A. Chee
Notary Public

My commission expires:  5-9-11

LENDER:

CAPMARK BANK, a Utah industrial bank

By:  /s/  Max W. Foore
Max W. Foore
Limited Signer

COMMONWEALTH OF VIRGINIA

CITY OF RICHMOND, to-wit:

The foregoing instrument was acknowledged before me in the above-stated jurisdiction this _18th_ day of April, 2008 by Max W. Foore who is Limited Signer of Capmark Bank, a Utah industrial bank, for and on behalf of the industrial bank.

         /s/  Lisa P. Crumption
Notary Public

My commission expires:8-31-09